SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest reported): February 20, 2007

Voiceserve, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-51877
(Commission File Number)	(IRS Employer Identification No.)

Cavendish House
369 Burnt Oak Broadway
Edgware, Middlesex HA8 5AW
(Address of Principal Executive Offices)(Zip Code)

44 208 136 6000
(Registrant's Telephone Number, Including Area Code)

4306, Inc.
(Former Name or Former Address, if Changed Since Last Report)

=====================================================================

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Section 1- Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On February 20, 2007, the Company entered into a share exchange agreement with Voiceserve Limited, a United Kingdom corporation with its principal place of business located at Cavendish House, 369 Burnt Oak Broadway, Edgware, Middlesex HA8 5AW and the shareholders of Voiceserve Limited. The Agreement provides for the acquisition of Voiceserve by the Company, whereby Voiceserve became a wholly owned subsidiary of the Company.

On February 20, 2007 (the “Closing Date”), we acquired all of the outstanding capital stock of Voiceserve in exchange for the issuance of 20,000,000 shares of 4306, Inc. common stock to the Voiceserve shareholders.  Such shares are restricted in accordance with Rule 144 of the 1933 Securities Act.  In addition, as further consideration for the acquisition, the shareholders of Voiceserve, agreed to cancel their 100,000 shares of the outstanding common stock of 4306, Inc.  Based upon same, Voiceserve became our wholly-owned subsidiary. Following the merger, the Company changed its name to Voiceserve, Inc. to reflect its new business plan.

Section 2  - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

           Overview

            On February 20, 2007, the merger described in Item 1.01 was completed (the “Closing”).  After the Closing, we had 20,000,000 outstanding shares of common stock and as a result of the merger, Voiceserve Limited became our wholly owned subsidiary.

            Changes Resulting from the Merger

           Following the merger, we will operate our business through our wholly-owned subsidiary, Voiceserve Limited, which is engaged in the global telecommunications industry.

           Under Delaware law, the Boards of Directors of 4306, Inc. and Voiceserve approved the completion of the Merger and its related transactions without stockholder approval, as Delaware Corporate Law does not require stockholder approval from the acquiring entity in an acquisition.

Description of the Company

      We were incorporated on December 9, 2005 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. We have been in the developmental stage since inception and have no operations to date other than issuing shares to our original shareholder.

Description of Business

            Unless otherwise indicated or the context otherwise requires, all references below to “Voiceserve”or the “Company” means Voiceserve, Inc. (formerly 4306, Inc.) and Voiceserve Limited, on a combined basis after the Merger.

            Overview

Voiceserve allows subscribers to converse nationally and internationally at huge discounts. Voiceserve’s exclusive ace is the penetration into the Roaming mobile market. Voiceserve is revolutionizing the telecom industry by linking Mobile Networks to Voice Over Internet Protocols (VOIP).

For reference, a VOIP user means a client that interconnects to the Voiceserve exchange via the Internet. Connection can be made via an ADSL line or wireless connection. Voiceserve has its advanced and highly sophisticated exchange based in the United Kingdom. It is interconnected with numerous carriers enabling the end user to enjoy inexpensive and high quality telephone conversations. When connecting via VOIP, location is irrelevant. Once the client has downloaded the software onto his computer (lap top or desk top) or ATA router, the clients computer is linked to Voiceserve’s exchange via the local internet provider. The software downloaded requires the client to enter his/hers subscriber username and password, details of which are supplied on purchase of the subscription. This information is the computers identity with Voiceserves Exchange.

The advantages of a VOIP telephone link are numerous. First and foremost the subscriber saves on the regular Bell monthly charges. It also enables the client to take his/hers telephone link with them to foreign soils and still be connected with the same number. The client can for example hook up in the airport lounge, in flight or in the hotel lobby or room and be connected and in touch worldwide with the capacity to make calls at dramatically reduced rates. The subscriber can equally receive call irrespective of his/her location. A registered Voiceserve VOIP subscriber, on completion of his subscription will receive a local number and a Virtual telephone number. The local number can be accessed from any telephone globally, whereas the virtual number is identified to the users account, and can only be accessed via a fellow Voiceserve network registered user.

For the end user the aim is to access Voiceserve’s exchange in order to achieve the major savings. Above was mentioned access via the Internet. The exchange can alternatively be accessed by dialing a local number. Voiceserve has in most major cities globally access numbers which once dialed, play the message “please enter your account number”. After entering the details (received with subscription) the client may continue with the corresponding call as long as there is still credit on the account. Should the dialer wish to contact a VOIP connected virtual number he simply needs to dial the virtual number. Because the client is now within Voiceserve’s network this call can be linked.

Voiceserve is introducing its Voicesim product which will end everyone’s roaming bill misery.

The sim acts as an alternative to the mobile phone operators monopoly. It links the end user to Voiceserve’s exchange. Calls are made by sending an SMS with the final destination number. Voiceserve’s network links the calls by calling back the client to the country where he is located, and calls simultaneously the desired destination number. Automatically the identity and permitted credit is verified. The final destination number is dialed by the Exchange. The client is connected Nationally, Internationally and to other Mobile phone operators at highly reduced rates. But the sim has one more major advantage, it allows the rightful owner to dial the Virtual Internal Number of his fellow subscriber thereby linking the two parties at the cost of a local call.

As with all Voiceserve’s products Call Data Records can be viewed instantly online. Credit can be added on line as well.

            Development

            Development activities are a fundamental building block to our future financial success. We will devote significant resources to identifying and developing material to be produced.

            Financing

Voiceserve is headquartered in London. To support its growth and in recognition of global opportunity, Voiceserve is forming partnerships and franchises in various countries and is looking to raise funds to partly subsidize its expansion.

            Production

All of our main products have been fully developed and are already being marketed. We generate revenue not only from the sale of our large variety of products but also by being a service provider. The USB products are manufactured to serve the Voiceserve soft phone. Our mobile phone plugs are compatible with most conventional mobile phones circulating on the market.

1) UK Mobile Plug Users- Anticipated volumes of minutes generated from sales via UK distributor with initial sales of 1000 units per month average £25/user,
2) Roaming Mobile Plug Users- Anticipated volumes generated from International sales with initially 200 units sold per month average £25/user,
3) International Mobile Plug Users- Anticipated volumes generated from sales via distributors worldwide initially selling 500 units per month average £25/user,
4) Mobile Plugs:- Revenues generated from the sales of the physical plugs,
5) Call Shop VOIP:- Revenues generated from sales of minutes through calling shops,
6) International Minutes- Being interconnected to a major Telecoms PTT, Voiceserve has the opportunity to offer International minutes at very competitive rates.

To increase and enhance its client base Voiceserve has created four sales channels: 1) Via Retailers: Sale of its newly developed Mobile Plug, the first of its Kind, creating a plug and play mobile product, 2) Via Resellers: An attraction for wholesale and retail distributors alike, to get commission on calls made via their clientele, 3) Via Internet: Advertising with Banner Promotions, 4) Via Advertising: Placing adverts in local and National Press.

           Revenue Sources

            We currently have operating revenue of $89,064. We expect to derive additional revenue from the sale of Voiceserve products and services.  Voicesim’s GSM SIM card, our main product, allows for telephone communication via the Internet. Consumers will purchase the SIM Card, which is compatible with most computer platforms and devised. This provides massive savings for both incoming & outgoing calls while roaming in most countries, and a wealth of features not offered by traditional mobile operators. Variations of these services will compete in the Retail, Small-Medium Enterprise, and Large Enterprise, markets. The main features of VOICESIM are:

●Save up to 85% on calls from most and to most international destinations.
●Receive calls in most of Europe for minimal cost.
●One SIM card works in over 120 countries.
●Make and receive calls from all over the world.
●Have a local UK Geographic number associated with the SIM.
●At the touch of a button check the balance of your account.
●Add airtime minutes whenever you want

RISK FACTORS

            An investment in our common stock is highly speculative and involves a high degree of risk. Therefore, you should consider all of the risk factors discussed below, as well as the other information contained in this document. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

         Risks Associated with our Operations

We have a limited operating history in which to evaluate our business.

            We were incorporated in December 9, 2005. We have no revenues to date and we have a limited operating history upon which an evaluation of our future success or failure can be made.  No assurances of any nature can be made to investors that the company will be profitable.

We will require additional funds to achieve our current business strategy and our inability to obtain additional financing could cause us to cease our business operations.

            We will need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be significant. However, at this time, we can not determine the amount of additional funding necessary to implement such plan. We intend to assess such amount at the time we will implement our business plan. Furthermore, we intend to effect future acquisitions with cash and the issuance of debt and equity securities. The cost of anticipated acquisitions may require us to seek additional financing. We anticipate requiring additional funds in order to fully implement our business plan to significantly expand our operations. We may not be able to obtain financing if and when it is needed on terms we deem acceptable. Our inability to obtain financing would have a material negative effect on our ability to implement our acquisition strategy, and as a result, could require us to diminish or suspend our acquisition strategy.

            If we are unable to obtain financing on reasonable terms, we could be forced to delay, scale back or eliminate certain product and service development programs. In addition, such inability to obtain financing on reasonable terms could have a material negative effect on our business, operating results, or financial condition to such extent that we are forced to restructure, file for bankruptcy, sell assets or cease operations, any of which could put your investment dollars at significant risk.

If we are unable to retain the services of our executive officers, Alexander Ellinson, Mike Ottie, and Michael Bibelman, or if we are unable to successfully recruit qualified managerial personnel and employees with experience in business and the entertainment industry, we may not be able to continue our operations.

            Our success depends largely upon the continued service of Alexander Ellinson, Mike Ottie, and Michael Bibelman, our executive officers.  Loss of their services will have a material adverse effect on our growth, revenues, and prospective business. We do not maintain key-man insurance on the life of our executive officer. In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial personnel and employees with experience in business and the entertainment industry. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

There may be potential liabilities associated with the Company that we were not aware of at the time of the Merger.

            We may have liabilities that we did not discover or may have been unable to discover during our pre-acquisition investigation. Any indemnities or warranties may not fully cover such liabilities due to their limited scope, amount or duration, the financial limitations of the indemnitor or warrantor, or for other reasons. Therefore, in the event we are held responsible for the foregoing liabilities, our operations may be materially and adversely affected.

The Voiceserve shareholders currently own a controlling interest in our voting stock and investors may not have any voice in our management.

In connection with the acquisition of Voiceserve, our officers and directors will hold an aggregate of 81.26% of our outstanding shares of common stock, and in the aggregate, has the right to cast 81.26% of the votes in any vote by our stockholders. Thus, these stockholders, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval, including:

☐	election of our board of directors;
☐	removal of any of our directors;
☐	amendment of our certificate of incorporation or bylaws; and
☐	adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, our directors and executive officers collectively are able to influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

It is likely that additional shares of our stock will be issued in the normal course of our business development, which will result in a dilutive affect on our existing shareholders.

            We will issue additional stock as required to raise additional working capital in order to secure intellectual properties, undertake company acquisitions, recruit and retain an effective management team, compensate our officers and directors, engage industry consultants and for other business development activities.

If we fail to adequately manage our growth, we may not be successful in growing our business and becoming profitable.

            We expect our business and number of employees to grow over the next year. We expect that our growth will place significant stress on our operation, management, employee base and ability to meet capital requirements sufficient to support our growth over the next 12 months. Any failure to address the needs of our growing business successfully could have a negative impact on our chance of success.

If we acquire or invest in other businesses, we will face certain risks inherent in such transactions.

            We may acquire, make investments in, or enter into strategic alliances or joint ventures with, companies engaged in businesses that are similar or complementary to ours. If we make such acquisitions or investments or enter into strategic alliances, we will face certain risks inherent in such transactions. For example, we could face difficulties in managing and integrating newly acquired operations. Additionally, such transactions would divert management resources and may result in the loss of artists or songwriters from our rosters. We cannot assure you that if we make any future acquisitions, investments, strategic alliances or joint ventures that they will be completed in a timely manner, that they will be structured or financed in a way that will enhance our creditworthiness or that they will meet our strategic objectives or otherwise be successful. Failure to effectively manage any of these transactions could result in material increases in costs or reductions in expected revenues, or both.

“Penny Stock” rules may make buying or selling our common stock difficult.

            Trading in our securities is subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker- dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. Broker- dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stocks. These regulations require broker-dealers to:

▪	Make a suitability determination prior to selling a penny stock to the purchaser;

▪	Receive the purchaser’s written consent to the transaction; and

▪	Provide certain written disclosures to the purchaser.

Risks Associated with the Communications Industry

Competition from providers of similar products and services could materially adversely affect our revenues and financial condition.

            The industry in which we compete is a rapidly evolving, highly competitive and fragmented market, which is based on consumer preferences and requires substantial human and capital resources. We expect competition to intensify in the future.  There can be no assurance that we will be able to compete effectively.  We believe that the main competitive factors in the entertainment, media and communications industries include effective marketing and sales, brand recognition, product quality, product placement and availability, niche marketing and segmentation and value propositions. They also include benefits of one's company, product and services, features and functionality, and cost. Many of our competitors are established, profitable and have strong attributes in many, most or all of these areas.  They may be able to leverage their existing relationships to offer alternative products or services at more attractive pricing or with better customer support. Other companies may also enter our markets with better products or services, greater financial and human resources and/or greater brand recognition. Competitors may continue to improve or expand current products and introduce new products. We may be perceived as relatively too small or untested to be awarded business relative to the competition. To be competitive, we will have to invest significant resources in business development, advertising and marketing.  We may also have to rely on strategic partnerships for critical branding and relationship leverage, which partnerships may or may not be available or sufficient. We cannot assure that it will have sufficient resources to make these investments or that we will be able to make the advances necessary to be competitive. Increased competition may result in price reductions, reduced gross margin and loss of market share. Failure to compete successfully against current or future competitors could have a material adverse effect on the Company’s business, operating results and financial condition.

The speculative nature of the communications industry may result in our inability to produce products or services that receive sufficient market acceptance for us to be successful.

            Certain segments of the communications industry are highly speculative and historically have involved a substantial degree of risk. For example, the success of a particular product or service depends upon unpredictable and changing factors, including the success of promotional efforts, the availability of alternative forms of communication, general economic conditions, public acceptance and other tangible and intangible factors, many of which are beyond our control. If we complete a business combination with a target business in such a segment, we may be unable to produce products or services that receive sufficient market acceptance for us to be successful.

Changes in technology may reduce the demand for the products or services we may offer following a business combination.

            The communications industry is substantially affected by rapid and significant changes in technology. These changes may reduce the demand for certain existing services and technologies used in these industries or render them obsolete. We cannot assure you that the technologies used by or relied upon or produced by a target business with which we effect a business combination will not be subject to such occurrence. While we may attempt to adapt and apply the services provided by the target business to newer technologies, we cannot assure you that we will have sufficient resources to fund these changes or that these changes will ultimately prove successful.

If our products or services that we market and sell are not accepted by the public, our profits may decline.

            Certain segments of the communications industry are dependent on developing and marketing new products and services that respond to technological and competitive developments and changing customer needs and tastes. We cannot assure you that the products and services of a target business with which we effect a business combination will gain market acceptance. Any significant delay or failure in developing new or enhanced technology, including new product and service offerings, could result in a loss of actual or potential market share and a decrease in revenues.

            Management is fully aware of these risks, and believes that these are manageable risks and does not post real threats to the Company’s healthy development.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

            The following discussion and analysis provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read in conjunction with our financial statements and notes thereto appearing in this prospectus.

Background on Company

Overview

The Company was founded December 9, 2005 by Michael Raleigh. On February 20, 2007, pursuant to a share exchange agreement, Voiceserve Limited, a United Kingdom Corporation founded in 2002, became a wholly owned subsidiary of the Company Voiceserve Limited is a global internet communications company that makes it possible for anyone with an internet connection to make free high quality voice calls over the internet. Following the merger, the Company has adopted Voiceserve’s business plan, and will be conducting business as a global internet communications company. We have changed our name to Voiceserve, Inc., to better reflect our new business plan.

Voiceserve Limited was founded by Michael Bibelman, Alexander Ellinson and Mike Ottie. The founders have over 15 years of experience in the world of Telecommunications. They worked as independent resellers of calling cards creating markets in Europe and Third world countries bringing the calls over via Universal 0800 numbers. It began in 1991 when the founders if Econophone Inc. came to Europe looking for agents to market their products in Europe. An alternative for the local PT carriers in those days was unheard of. Econophone had developed a Call Back and alternative direct service. By being independent agents the Voiceserve Limited group discovered a huge potential in the market for pre-paid calling cards that did not need to be physically put into the slot of a pay phone. The pre-paid card had an access number accompanied with a pin number. The Voiceserve Limited group helped Econophone develop and enhance this feature, and was of the first to market such a product in Europe. The Voiceserve Limited group introduced amongst the many famous European distributors to market such a product, the Audax Group based in Holland with an annual turnover of approximately 250 million Euros. Through the Audax distribution channels cards were marketed throughout the Benelux. The Voiceserve Limited group were also instrumental in aiding Econophone LLC be transformed from a privately held company to one floated on the New York stock exchange known thereafter as Viatel. Once Viatel was floated on the New York Stock market the Voiceserve Limited founders, independently set up their own ISDN and VOIP platforms with the intention of developing and bringing the world of Telecoms into its next stage-a complete solution in one.

Plan of Operation

            During the next twelve months, we expect to take the following steps in connection with the development of our business and the implementation of our plan of operations:

•
In the second quarter of 2007 we anticipate a major boost in sales through all the Voiceserve products. Revenues for the projected year of trading all the Voiceserve products should reach approximately $3million.

We will prepare and execute a marketing plan to increase our member base. We anticipate that in the second quarter of 2007, a comprehensive marketing plan will be developed.

We expect to spend approximately $25,000 on marketing monthly focusing primarily on the Voicesim product, adding Voiceserve’s other features as a bonus. In order to further increase our member base, we plan to offer online contests that encourage members to invite their friends to join the site.

•	In the third quarter of 2007 we expect to open satellite field offices in the middle east and Africa, thus increasing the customer base

•
By early 2008 we hope to hire our programmers on a dedicated basis in order to execute our plans for further enhance IPTV which is the future in technology. We anticipate paying either an annual salary or hourly fee to dedicated programmers depending upon the workload required. We expect that we will require a minimum of $150,000 for programmers in 2008 to optimally implement our plans.

•	It is Voiceserve’s aim to amass a large subscription base thus increasing revenues and hence profitibilty.

Capital Resources and Liquidity

            As of December 31, 2006 we had $2,098 in cash. A substantial amount of cash will be required in order to commence operations over the next twelve months. Based upon our current cash will not be able to meet our current expenses and will need additional capital. We intend to seek advice from investment professionals on how to obtain additional capital and believe that by being a public entity we will be more attractive to the sources of capital. In addition, we will need to raise additional capital to continue our operations past 12 months, and there is no assurance we will be successful in raising the needed capital. Currently we have no material commitments for capital expenditures.

Off-Balance Sheet Arrangements

            We do not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity or capital expenditures.

Employees

            We currently have no employees.

Properties

           Our registered offices are located at Cavendish House369 Burnt Oak Broadway, Edgware, Middlesex HA8 5AW. Voiceserve’s registered office is housed at the United Kingdom accountant’s headquarters and no rent is being paid. Voiceserve houses its equipment at 119 Vicarage Road London E10 5DR. There is a liscence agreement between Voiceserve and the Landlord with a rent of $2744 per quarter. We believe that this space is sufficient and adequate to operate our current business.

Legal Proceedings

            We are not a party to any pending legal proceedings.

Government Regulation

            There are no direct governmental approvals required for our products and services.

Directors and Executive Officers

            The following table sets forth information regarding the members of the Company’s Board of Directors and its executive officers following the Closing Date. The directors listed below will serve until the next annual meeting of the Company’s stockholders.

Name	Age	Position
Aron Sandler	37	Chief Financial Officer
Michael Bibelman	37	Chief Executive Officer
Alexander Ellinson	41	Chairman of the Board of Directors & President
Mike Ottie	39	Chief Operational Officer

            The principal occupation for the past five years (and, in some instances, for prior years) of each of our directors and officers are as follows:

Board of Directors Composition and Committees

Mr. Aron Sandler, Chief Financial Officer,  joined Voiceserve Limited in September 2005, investing funds to complete the companies development of its VOIP products. Mr. Sandler a well known entrepreneur from the North East of England amassed his wealth having developed a very large real estate portfolio in the United Kingdom. His experience in real estate encompasses the development of both residential and commercial properties.  Following Voiceserve Limited's successful launch of its complete range of products Mr. Sandler has began taking an active role in the Company.

Mr. Michael Bibelman, Chief Executive Officer, co-founder of Voiceserve Limited has been involved in Telecommunications since 1994. Having completed his studies in the summer of 1994 Mr. Bibelman acquired his marketing telecommunication skills after becoming an independent reseller for the former stock quoted company Viatel Inc. Mr Bibelman achieved contracts with major Belgium and United Kingdom calling card distributors. In 1996 he joined Ambro International bringing his amassed calling card experience from Viatel and flooded the United Kingdom and Scotland with the famous Big Talk calling card.  In March 2002 Mr Bibelman co-founded Voiceserve Limited with the goal of developing VOIP technology and offering a complete solution to end users.

Mr. Alexander Ellinson, Chairman of the Board of Directors & President, co- founder of Voiceserve Limited has been involved in Telecommunications since 1994. Having completed his studies in the summer of 1989, Mr Ellinson became the senior Manager at Le Galerie Versailles Antique Auctioneers in Belgium. Mr Ellinson's corporate Telecommunication experience was gained after he became an Independent Marketing agent for the former stock quoted company Viatel Inc. He achieved major contracts with blue chip companies in both Holland and Germany. In 1996 Mr. Ellinson relocated from Europe to the United Kingdom where he became involved with the corporate infrastructure of Ambro International. In March 2002 Mr Ellinson co-founded Voiceserve Limited with the goal of developing VOIP technology and offering a complete solution to end users.

Mr. Mike Ottie, Chief Operational Officer, the co-founding director of Voiceserve Limited has been involved in the Telecommunications since August 1997. Having completed an accounting degree in July 1992, Mr Ottie proceeded to acquire knowledge in computer and electronic systems. In August 1997 Mr Ottie was appointed senior computer and switching engineer for Econophone UK. During September 2000 he became the Chief switching and billing manager for Ambro International, a United Kingdom telecom company offering reduced rates to Business and Residential users. In March 2002 Mr Ottie became the co-founder of Voiceserve Limited, with the goal of developing VOIP technology and offering a complete solution to end users.

Director Compensation

            Following the Merger, the Company may compensate non-management directors through the issuance of stock awards including, without limitation, stock options, restricted stock awards, stock grants and/or stock appreciation rights. The Company intends to make such awards pursuant to a stock option plan or employee incentive plan to be approved by the Company.

Indemnification of Directors and Officers

            As permitted by the provisions of the Delaware General Corporate Code (“DGCL”), we have the power to indemnify any person made a party to an action, suit or proceeding by reason of the fact that they are or were a director, officer, employee or agent of the Company, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any such action, suit or proceeding if they acted in good faith and in a manner which they reasonably believed to be in, or not opposed to, our best interest and, in any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful. Termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which they reasonably believed to be in or not opposed to our best interests, and, in any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful.

            We must indemnify a director, officer, employee or agent who is successful, on the merits or otherwise, in the defense of any action, suit or proceeding, or in defense of any claim, issue, or matter in the proceeding, to which they are a party because they are or were a director, officer, employee or agent, against expenses actually and reasonably incurred by them in connection with the defense.

            We may provide to pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as the expenses are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that they are not entitled to be indemnified by us.

            The DGCL also permits a corporation to purchase and maintain liability insurance or make other financial arrangements on behalf of any person who is or was

•	a director, officer, employee or agent of the corporation,

•	or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprises.

            Such coverage may be for any liability asserted against them and liability and expenses incurred by them in their capacity as a director, officer, employee or agent, or arising out of their status as such, whether or not the corporation has the authority to indemnify them against such liability and expenses.

            Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to officers, directors or persons controlling our company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

Executive Compensation

            The following executives of the Company received compensation in the amounts set forth in the chart below for the period ended December 31, 2006. All compensation listed is in US dollars.  No other item of compensation was paid to any officer or director of the Company other than reimbursement of expenses.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning annual and long-term compensation for our fiscal year ended March 31, 2006, for our executive officers.

		Annual Compensation
Name And Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
Aron Sandler,Chief Financial Officer	2006	0	0	0	0	0	0	0	0
Michael Bibelman, Chief Executive Officer	2006	0	0	0	0	0	0	14,865(1)	14,865
Alexander Ellinson, Chairman of the Board & President	2006	0	0	0	0	0	0	51,046(1)	51,046
Mike Ottie, Chief Operational Officer	2006	0	0	0	0	0	0	43,291(1)	43,291

(1) Each of these individuals were paid consulting fees for services rendered to the Company.

Certain Relationships and Related Transactions

            None.

Security Ownership of Certain Beneficial Owners and Management

            The following table sets forth information regarding the number of shares of Common Stock beneficially owned on February 20, 2007, the Closing Date, by each person who is known by the Company to beneficially own 5% or more of the Company’s Common Stock, each of the Company’s directors and executive officers, and all of the Company’s directors and executive officers, as a group:

Name and Address	Number of Common Shares Beneficially Owned(2)	Percent of Class
Aron Sandler (1)	5,000,000	25%
Alexander Ellison (1)	3,375,000	16.88%
Michael Bibelman (1)	3,375,000	16.88%
Mike Ottie (1)	4,500,000	22.5%
Daphne Arnstein	1,125,000	5.63%
Rachel Weissbart	1,125,000	5.63%
All directors and executive officers as a group (4 in number)	16,250,000	81.26%

(1) The person listed is an officer and/or director of the Company.
(2) Based on 20,000,000 shares of common stock issued and outstanding as of February 20, 2007.

Description of Securities

            We are authorized to issue 100,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock.  We have a total of 20,000,000 shares of common stock issued and outstanding.

            All shares of common stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share of common stock entitled the hold thereof (a) to one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders; (b) to participate equally and to receive any and all such dividends as may be declared by the board of directors; and (c) to participate pro rata in any distribution of assets available for distribution upon liquidation. Holders of our common stock have no preemptive rights to acquire additional shares of common stock or any other securities. Our common stock is not subject to redemption and carries no subscription or conversion rights.

            In addition, such authorized but unissued common shares could be used by the board of directors for defensive purposes against a hostile takeover attempt, including (by way of example) the private placement of shares or the granting of options to purchase shares to persons or entities sympathetic to, or contractually bound to support, management. We have no such present arrangement or understanding with any person. Further, the common shares may be reserved for issuance upon exercise of stock purchase rights designed to deter hostile takeovers, commonly known as a “poison pill.”

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

            On February 20, 2007 (the “Closing Date”), we acquired all of the outstanding capital stock of Voiceserve Limited in exchange for the issuance of 20,000,000 shares of our common stock to the Voiceserve shareholders.  Such shares are restricted in accordance with Rule 144 of the 1933 Securities Act.  In addition, as further consideration for the acquisition, the shareholders of Voiceserve, agreed to cancel 100,000 shares of 4306, Inc. common stock that had been issued pursuant to a stock purchase agreement October 1, 2006.  The following sets forth the shares issued pursuant to this Agreement:

Aron Sandler	5,000,000
Andrew Millet	150,000
Pinchas Stefansky	225,000
Ansgar Felber	1,125,000
Alexander Ellison	3,375,000
Michael Bibelman	3,375,000
Daphne Arnstein	1,125,000
Rachel Weissbart	1,125,000
Mike Ottie	4,500,000

            Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933.

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) On February 20, 2007, we dismissed Gately & Associates, LLC, Certified Public Accountants, of Altamonte Springs, Florida as our independent accountant going forward based upon the merger.  The decision to change accountants was approved by our Board of Directors. For the fiscal year ended December 31, 2005, Gately and Associates’ reports of our financial statements did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.  It was modified as to a going concern.

During the fiscal year ended December 31, 2005, and subsequent interim periods preceding Gately and Associates’ dismissal on February 20, 2007, there were no disagreements with Gately and Associates on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Gately and Associates, would have caused them to make reference to the subject matter of such disagreements in connection with their reports; and there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-B.

(b) As a result of the Merger, we retained Mike T. Studer CPA P.C., as our independent auditor effective February 20, 2006 to audit and review our financial statements going forward. Mike T. Studer CPA P.C. is located at 18 East Sunrise Highway, Suite 311, Freeport, NY 11520.

Prior to such date, the Company, did not consult with Mike T. Studer CPA, P.C. regarding (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered Mike T. Studer CPA, P.C. or (iii) any other matter that was the subject of a disagreement between the Company and its former auditor as described in Item 304(a)(1)(iv) of Regulation S-B.

Section 5 - Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

            On February 20, 2007 in exchange for all of the Voiceserve Limited common shares tendered we issued to the Voiceserve Limited shareholders a total of 20,000,000 shares of our common stock which represents 100% of the our issued and outstanding common stock after the transaction is closed.  Such shares will be restricted in accordance with Rule 144 of the 1933 Securities Act.

            Accounting Treatment; Change of Control. The Merger is being accounted for as a reverse merger (recapitalization), since the former stockholders of Voiceserve Limited now own a majority of the outstanding shares of our common stock. No arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangements exist that might result in a change of control in the future. As a result of the issuance of shares representing, and equating to, 100% of our issued and outstanding common stock, and the change in the majority of our officers and directors, a change in control occurred on the date of the consummation of the Merger. As of the time immediately following the closing, we continue to be a “small business issuer,” as defined under the Securities Exchange Act of 1934, as amended.

            The information set forth in Item 1.01 is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

           None.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

            None.

Item 5.06 Change in Shell Company Status.

            Pursuant to the terms of the Merger, we are no longer designated as a shell company. Item 1.01 is incorporated by reference.

Section 9 - Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

            Financial Statements of Voiceserve Limited for the 9 months ended December 31, 2006 (unaudited) and audited financial statement for the years ended March 31, 2006 and 2005.

(b) Pro forma financial information.

            Not applicable.

(c) Exhibits

Exhibit No.	Exhibits
10.1	Stock Purchase Agreement and Share Exchange dated February 20, 2006 by and by and among 4306, Inc., Voiceserve Limited., and the shareholders of Voiceserve Limited
16.1	Letter from Gately & Associates, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                            Voiceserve, Inc.

                             By:/s/ Alexander Ellinson
                            Alexander Ellinson, President

Dated: February 22, 2007

VOICESERVE LIMITED AND SUBSIDIARY
Index to Consolidated Financial Statements

Page
Report of Independent Registered Public Accounting Firm	F-2

Financial Statements:

Consolidated Balance Sheets as of December 31, 2006
(Unaudited), March 31, 2006 and March 31, 2005	F-3

Consolidated Statements of Operations for the nine months
ended December 31, 2006 and 2005 (Unaudited) and for
the years ended March 31, 2006 and 2005	F-4

Consolidated Statements of Changes in Stockholders’ Equity
(Deficiency) for the years ended March 31, 2005 and 2006
and for the nine months ended December 31, 2006 (Unaudited)	F-5

Consolidated Statements of Cash Flows for the nine months
ended December 31, 2006 and 2005 (Unaudited) and for
the years ended March 31, 2006 and 2005	F-6

Notes to Consolidated Financial Statements	F-7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Voiceserve Limited

I have audited the accompanying consolidated balance sheets of Voiceserve Limited and subsidiary (the “Company”) as of March 31, 2006 and 2005, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Voiceserve Limited and subsidiary as of March 31, 2006 and 2005 and the results of their operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s present financial situation raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to this matter are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Michael T. Studer CPA P.C.

Freeport, New York
February 2, 2007

VOICESERVE LIMITED AND SUBSIDIARY
Consolidated Balance Sheets

	December 31,	March 31,
	2006	2006	2005
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$2,098	$5,668	$5,117
Accounts receivable	-	934	21,274
Inventory	32,308	28,674	-
Prepaid expenses	33	40,924	-

Total current assets	34,439	76,200	26,391

Property and equipment, net	28,091	34,916	43,289

Total assets	$62,530	$111,116	$69,680

Liabilities and Stockholders' Equity (Deficiency)

Current liabilities:
Accounts payable	$203,557	$190,166	$198,375
Accrued expenses payable	63,748	42,008	105,896
Loans payable to related party	137,221	-	-

Total current liabilities	404,526	232,174	304,271

Stockholders' equity (deficiency):
Common stock, £.01 par value; authorized
100,000 shares, issued and outstanding 22,224,
22,224 and 15,000 shares, respectively	340	340	214
Additional paid-in capital	351,008	351,008	-
Deficit	(697,425)	(503,172)	(244,102)
Accumulated other comprehensive income (loss)	4,081	30,766	9,297

Total stockholders' equity (deficiency)	(341,996)	(121,058)	(234,591)

Total liabilities and stockholders' equity (deficiency)	$62,530	$111,116	$69,680

VOICESERVE LIMITED AND SUBSIDIARY
Consolidated Statements of Operations

	Nine Months Ended
	December 31,		Year Ended March 31,
	2006	2005	2006	2005
	(Unaudited)

Operating revenues:
Net sales of communications devices	$32,455	$199,581	$239,758	$-
Revenues from communications air time	56,609	73,993	89,738	1,587,394

Total operating revenues	89,064	273,574	329,496	1,587,394

Cost of operating revenues:
Communications devices	41,237	234,931	197,829	1,378,072
Communications air time	69,616	43,166	53,466	232,661

Total cost of operating revenues	110,853	278,097	251,295	1,610,733

Gross profit (loss)	(21,789)	(4,523)	78,201	(23,339)

Operating expenses:
Selling, general and administrative expenses	116,462	249,235	337,708	207,735
Impairment of goodwill	56,100	-	-	-

Total operating expenses	172,562	249,235	337,708	207,735

Income (loss) from operations	(194,351)	(253,758)	(259,507)	(231,074)

Interest income	100	366	462	202
Interest expense	(2)	(25)	(25)	-

Income (loss) before income taxes	(194,253)	(253,417)	(259,070)	(230,872)

Income taxes (benefit)	-	-	-	-

Net income (loss)	$(194,253)	$(253,417)	$(259,070)	$(230,872)

Net income (loss) per share -
basic and diluted	$(8.74)	$(15.40)	$(14.49)	$(15.39)

Weighted average number of shares
outstanding - basic and diluted	22,224	16,455	17,878	15,000

VOICESERVE LIMITED AND SUBSIDIARY
Consolidated Statements of Changes in Stockholders' Equity (Deficiency)

					Accumulated	Total
	Common Stock		Additional		Other	Stockholders'
	£.01 par value		Paid-In		Comprehensive	Equity
	Shares	Amount	Capital	Deficit	Income (Loss)	(Deficiency)

Balances, March 31, 2004	15,000	$214	$-	$(13,230)	$13,635	$619

Foreign currency
translation adjustment	-	-	-	-	(4,338)	(4,338)

Net income (loss)	-	-	-	(230,872)	-	(230,872)

Balances, March 31, 2005	15,000	214	-	(244,102)	9,297	(234,591)

Sale of shares on
October 3, 2005	1,667	30	-	-	-	30

Sale of shares on
November 17, 2005	5,557	96	351,008	-	-	351,104

Foreign currency
translation adjustment	-	-	-	-	21,469	21,469

Net income (loss)	-	-	-	(259,070)	-	(259,070)

Balances, March 31, 2006	22,224	340	351,008	(503,172)	30,766	(121,058)

Unaudited:

Foreign currency
translation adjustment	-	-	-	-	(26,685)	(26,685)

Net income (loss)	-	-	-	(194,253)	-	(194,253)

Balances, December 31, 2006	22,224	$340	$351,008	$(697,425)	$4,081	$(341,996)

VOICESERVE LIMITED AND SUBSIDIARY
Consolidated Statements of Cash Flows

	Nine Months Ended
	December 31,		Year Ended March 31,
	2006	2005	2006	2005
	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$(194,253)	$(253,417)	$(259,070)	$(230,872)
Adjustments to reconcile net income
(loss) to net cash provided by (used in)
operating activities:
Depreciation	10,646	758	11,929	14,161
Impairment of goodwill	56,100	-	-	-
Changes in operating assets and liabilities:
Accounts receivable	934	21,274	7,435	36,421
Inventory	(3,634)	-	(28,674)	-
Prepaid expenses	40,891	(6,236)	(28,019)	-
Accounts payable	13,391	77,808	(8,209)	39,455
Accrued expenses payable	20,640	(51,530)	(63,888)	105,896

Net cash provided by (used in)
operating activities	(55,285)	(211,343)	(368,496)	(34,939)

Cash flows from investing activities:
Purchases of property and equipment	-	(6,922)	(6,864)	(28,341)
Acquisition of 4306, Inc.	(55,000)	-	-	-

Net cash provided by (used in)
investing activities	(55,000)	(6,922)	(6,864)	(28,341)

Cash flows from financing activities:
Proceeds from loans payable to related party	129,853	-	-	-
Proceeds from sales of common stock	-	296,353	351,134	-

Net cash provided by (used in)
financing activities	129,853	296,353	351,134	-

Effect of exchange rate changes on cash
and cash equivalents	(23,138)	23,271	24,777	(5,331)

Increase (decrease) in cash and
cash equivalents	(3,570)	101,359	551	(68,611)

Cash and cash equivalents, beginning of period	5,668	5,117	5,117	73,728

Cash and cash equivalents, end of period	$2,098	$106,476	$5,668	$5,117

Supplemental disclosures of cash flow information:

Interest paid	$2	$25	$25	$-

Income taxes paid	$-	$1,930	$1,930	$2,780

VOICESERVE LIMITED AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Voiceserve Limited (“Voiceserve”) was incorporated in the United Kingdom on March 21, 2002. On October 3, 2005, Voiceserve effectuated a 100 for 1 forward stock split. All share and per share amounts have been retroactively adjusted to reflect the stock split.

Voiceserve is engaged in the telephone communications business from its London, United Kingdom office. It sells communications devices (such as USB VOIP phone devices) and offers customers through its software voice calls over the internet. The software allows computer users to access the Voiceserve exchange via the internet and through the exchange connect with numerous sources of telephone communications at discounted rates.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Principles of Consolidation

The consolidated financial statements include the accounts of Voiceserve from inception and its wholly owned subsidiary 4306, Inc. (collectively, the “Company”) from October 1, 2006, date of its acquisition. All intercompany balances and transactions have been eliminated in consolidation.

(b)	Basis of Presentation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”).

The consolidated financial statements have been prepared on a “going concern” basis, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, as of March 31, 2006, the Company had negative working capital of $155,974 and a stockholders’ deficiency of $121,058. Further, from inception to March 31, 2006, the Company incurred losses of $503,172. These factors create uncertainty as to the Company’s ability to continue as a going concern. The Company plans to improve its financial condition by obtaining new financing either by a private placement or public offering of shares of its common stock. Also, the Company plans to offer new services and pursue certain acquisition prospects to attain profitable operations. However, there is no assurance that the Company will be successful in accomplishing these objectives. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

VOICESERVE LIMITED AND SUBSIDIARY
Notes to Consolidated Financial Statements

(c)	Interim Financial Information

The accompanying interim financial information as of December 31, 2006 and for the nine months ended December 31, 2006 and 2005 are unaudited. However, in the opinion of  management, such information includes all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation. The results of operations for the nine months ended December 31, 2006 are not necessarily indicative of those to be expected for the year ending March 31, 2007.

(d)	Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

(e)	Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses payable, and loans payable to related party. The fair value of these financial instruments approximate their carrying amounts reported in the consolidated balance sheets due to the short term maturity of these instruments.

(f)	Foreign Currency Translation

The functional currency of Voiceserve is the United Kingdom pound sterling (“£”). The functional currency of 4306, Inc. is the United States dollar. The reporting currency of the Company is the United States dollar. Assets and liabilities of Voiceserve are translated into United States dollars at the period-end exchange rates ($1.958902, $1.738609 and $1.888310 at December 31, 2006, March 31, 2006, and March 31, 2005, respectively). Revenue and expenses are translated at weighted average exchange rates ($1.853714, $1.796873, $1.781820 and $1.853349 for the nine months ended December 31, 2006 and 2005 and for the years ended March 31, 2006 and March 31, 2005, respectively). Translation adjustments are included in accumulated other comprehensive income (loss) in the stockholders’ equity section of the consolidated balance sheets.

(g)	Cash and Cash Equivalents

The Company considers all liquid investments purchased with a maturity of three months or less to be cash equivalents.

VOICESERVE LIMITED AND SUBSIDIARY
Notes to Consolidated Financial Statements

(h)	Inventory

Inventory is stated at the lower of cost (first-in, first-out method) or market, with due consideration given to obsolescence and to slow moving items.

(i)	Property and Equipment, Net

Property and equipment, net is stated at cost less accumulated depreciation. Depreciation is calculated using an accelerated declining balance basis over the estimated useful lives of the respective assets.

(j)	Revenue Recognition

Sales of communications devices are recorded when title passes to the customer which is generally at time of shipment to the customer. Substantially all sales are prepaid by the customer by credit card.

Revenues from communications air time are recorded when the customer uses the air time. Substantially all revenues from communications air time are prepaid by the customer by credit card.

(k)	Advertising

Advertising costs are expensed as incurred and amounted to $205, $23,514, $24,910 and $1,357 for the nine months ended December 31, 2006 and 2005 (unaudited) and for the years ended March 31, 2006 and 2005, respectively.

(l)	Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with SFAS No. 123(R) “Accounting for Stock-Based Compensation”. No stock options have been granted and none are outstanding.

(m)	Income Taxes

Income taxes are accounted for under the assets and liability method. Current income taxes are provided in accordance with the laws of the respective taxing authorities. Deferred income taxes are provided for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those

VOICESERVE LIMITED AND SUBSIDIARY
Notes to Consolidated Financial Statements

temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is not more likely than not that some portion or all of the deferred tax assets will be realized.

(n)	Net Income (Loss) per Share

Basic net income (loss) per common share is computed on the basis of the weighted average number of common shares outstanding during the period.

Diluted net income (loss) per share is computed on the basis of the weighted average number of common shares and dilutive securities (such as stock options and convertible securities) outstanding. Dilutive securities having an anti-dilutive effect on diluted net income (loss) per share are excluded from the calculation.

NOTE 3 - ACQUISITION OF 4306, INC. (Unaudited)

On October 1, 2006, Voiceserve acquired 100% of the issued and outstanding shares of 4306, Inc., a Delaware corporation that registered its securities with the United States Securities and Exchange Commission on April 3, 2006, for total consideration (including legal fees) of $55,000. The $55,000 was paid by Voiceserve’s chairman of the Board of Directors on behalf of Voiceserve. 4306, Inc. has no business operations. At September 30, 2006, 4306, Inc. had no assets and $1,100 in accrued expenses payable. The $56,100 excess of the acquisition cost ($55,000) over the negative identifiable net assets ($1,100), originally recorded as goodwill, was immediately written off as an impairment of goodwill.

The operating results of 4306, Inc. have been included in the Company’s consolidated financial statements from the date of acquisition. Had the acquisition occurred March 31, 2004, proforma operating revenues, net loss, and diluted net loss per share would have been:

	Nine Months
	Ended December 31,		Year Ended March 31,
	2006	2005	2006	2005
	(Unaudited)

Operating revenues	$89,064	$273,574	$329,496	$1,587,394

Net loss	$(138,953)	$(253,817)	$(259,770)	$(230,872)

Diluted net loss per share	$(6.25)	$(15.42)	$(14.53)	$(15.39)

VOICESERVE LIMITED AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE 4 - PROPERTY AND EQUIPMENT, NET

Property and equipment, net consisted of:

	December 31,	March 31,
	2006	2006	2005
	(Unaudited)

Equipment	$87,694	$77,832	$77,260
Fixtures and fittings	1,019	904	982

Total	88,713	78,736	78,242

Less accumulated depreciation	(60,622)	(43,820)	(34,953)

Property and equipment, net	$28,091	$34,916	$43,289

NOTE 5 - ACCRUED EXPENSES PAYABLE

Accrued expenses payable consisted of:

	December 31,	March 31,
	2006	2006	2005
	(Unaudited)

Sales (VAT) taxes	$30,849	$30,360	$89,198
Corporation tax	-	9,541	12,408
Other	32,899	2,107	4,290

Total	$63,748	$42,008	$105,896

NOTE 6 - LOANS PAYABLE TO RELATED PARTY (Unaudited)

The loans payable are due to Voiceserve’s chairman of the Board of Directors who owns 7.5% of the issued and outstanding shares of Voiceserve’s common stock. The loans are non-interest bearing and have no repayment terms. £20,000 (or $39,178 translated at the December 31, 2006 exchange rate) of the loans payable are convertible into Voiceserve common stock at a rate equivalent to the price of the common stock when it first starts publicly trading.

VOICESERVE LIMITED AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE 7 - STOCKHOLDERS’ EQUITY

On October 3, 2005, the Company sold 1,667 shares (167 shares to an officer of the Company) of its common stock to three individuals at par value.

On November 17, 2005, the Company sold 5,557 shares of its common stock to the Company’s chairman of the Board of Directors for total consideration of $351,104.

At March 31, 2006, the Company had no stock options or other common stock equivalents  outstanding.

NOTE 8 - INCOME TAXES

No provisions for income taxes were recorded for the nine months ended December 31, 2006 and 2005 and for the years ended March 31, 2006 and 2005 since the Company incurred losses in those periods.

Based on management‘s present assessment, the Company has not yet determined it to be more likely than not that a deferred tax asset attributable to the future utilization of net operating loss carryforwards as of December 31, 2006 will be realized. Accordingly, the Company has provided a 100% allowance against the deferred tax asset in the financial statements at December 31, 2006. The Company will continue to review this valuation allowance and make adjustments as appropriate.

NOTE 9 - SEGMENT INFORMATION

The Company operates in one business segment: telephone communications.

Operating revenues by geographic area follow:

VOICESERVE LIMITED AND SUBSIDIARY
Notes to Consolidated Financial Statements

	Nine Months
	Ended December 31,		Year Ended March 31,
	2006	2005	2006	2005
	(Unaudited)

United Kingdom	$46,576	$181,814	$218,614	$687,846
Continental Europe	12,926	30,420	45,098	1,188
Israel	4,806	28,392	32,404	27,658
Canada	18,537	24,258	24,869	853,626
Other	6,219	8,690	8,511	17,076

Total	$89,064	$273,574	$329,496	$1,587,394

In the year ended March 31, 2005, one United Kingdom dealer accounted for 41.7% of total operating revenues, one Canada dealer accounted for 34.8% of total operating revenues, and one other Canada dealer accounted for 19.0% of total operating revenues.

In the year ended March 31, 2006, one United Kingdom dealer accounted for 43.5% of total operating revenues.

In the nine months ended December 31, 2006 (unaudited), one United Kingdom dealer accounted for 26.1% of total operating revenues, one other United Kingdom dealer accounted for 22.0% of total operating revenues, one Canada dealer accounted for 20.8% of total operating revenues, and one Continental Europe dealer accounted for 12.0% of total operating revenues.

NOTE 10 - RELATED PARTY TRANSACTIONS

For the nine months ended December 31, 2006 and 2005 (unaudited) and for the years ended March 31, 2006 and 2005, consulting fees paid to officers, directors, and their affiliates totaled $17,221, $93,246, $127,032 and $127,756, respectively. These fees are included in selling, general, and administrative expenses in the accompanying consolidated statements of operations.

NOTE 11 - COMMITMENTS AND CONTINGENCIES

Rental agreement

Voiceserve presently uses the office of its secretary under a month to month verbal agreement. For the nine months ended December 31, 2006 and 2005 (unaudited) and for the years ended March 31, 2006 and 2005, rent expense was $11,497, $11,320, $17,848 and $17,064, respectively.